ARTHUR ANDERSEN LLP

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 22, 1997, included in and incorporated by reference in Ruddick Corporation's Form 10-K for the year ended September 28, 1997, and to all references to our Firm included in this registration statement.


Charlotte, North Carolina              /s/ARTHUR ANDERSEN LLP
May 26, 1998